Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Second Quarter 2012 Results

Wilmington, MA (August 9, 2012) – Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal second quarter ended June 30, 2012.

Second Quarter 2012 Financial Results

Net sales were $130.2 million in the second quarter of 2012 compared with $142.8 million in the second quarter of 2011. Income from operations was $13.7 million in the second quarter of 2012, compared with $19.4 million in the second quarter of 2011. Net loss was $5.6 million in the second quarter of 2012, compared with net income of $1.0 million in the second quarter of 2011.

Adjusted EBITDA for the second quarter of 2012 was $26.6 million, or 20.4% of net sales, compared to Adjusted EBITDA of $30.2 million, or 21.2% of net sales, in the second quarter of 2011.

“Challenging market conditions and comparisons to a record revenue quarter last year resulted in an 8.8% decline in our sales that directly impacted our profitability. In the second quarter, we continued to progress in our efforts to improve our business fundamentals to drive sustainable profitable growth and I am optimistic that our actions will generate positive results” stated Donald Spence, President and CEO of Accellent.

Six Months Ended June 30, 2012 Financial Results

Net sales decreased 4.0% to $261.8 million in the first six months of 2012 compared with $272.7 million in the first six months of 2011. Income from operations was $24.7 million in the first six months of 2012 compared with $32.4 million in the first six months of 2011. Net loss was $12.6 million in the first six months of 2012 compared with a net loss of $7.2 million in the first six months of 2011.

Adjusted EBITDA for the first six months of 2012 was $49.6 million, or 18.9% of net sales compared to Adjusted EBITDA of $54.1 million, or 19.8% of net sales in the first six months of 2011.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our second quarter financial results in a conference call scheduled for today, August 9, 2012 at 5 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (800) 901-5231 pass code 96577553. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 68182013 until August 16, 2012.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 29, 2012. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2012	June 30, 2011	June 30, 2012
Net sales	$142,793	$130,231	$272,681	$261,809
Cost of sales (exclusive of amortization)	104,301	96,881	202,618	197,849

Gross profit	38,492	33,350	70,063	63,960

Operating expenses:
Selling, general and administrative expenses	14,549	13,974	28,661	29,024
Research and development expenses	733	472	1,479	945
Restructuring expenses	—	1,486	—	1,838
(Gain) loss on disposal of assets	47	(33)	47	(34)
Amortization of intangible assets	3,735	3,735	7,470	7,470

Total operating expenses	19,064	19,634	37,657	39,243

Income from operations	19,428	13,716	32,406	24,717

Other (expense) income, net:
Interest expense, net	(17,179)	(17,259)	(34,428)	(34,501)
Other income (expense), net	(715)	(864)	(2,650)	(687)

Total other (expense) income, net	(17,894)	(18,123)	(37,078)	(35,188)

Income (loss) before income taxes	1,534	(4,407)	(4,672)	(10,471)

Provision for income taxes	523	1,201	2,488	2,123

Net income (loss)	$1,011	$(5,608)	$(7,160)	$(12,594)

ACCELLENT INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2011	June 30, 2012

Assets
Current assets:
Cash	$38,858	$46,970
Accounts receivable, net of allowances of $1,983 and $2,035 as of December 31, 2011 and June 30, 2012, respectively	54,763	54,722
Inventory	65,962	68,174
Prepaid expenses and other current assets	4,481	5,447

Total current assets	164,064	175,313

Property, plant and equipment, net	126,992	118,122
Goodwill	629,854	629,854
Other intangible assets, net	149,687	142,217
Deferred financing costs and other assets, net	16,825	15,189

Total assets	$1,087,422	$1,080,695

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$22	$19
Accounts payable	22,580	25,766
Accrued payroll and benefits	8,221	10,781
Accrued interest	19,519	19,897
Accrued expenses and other current liabilities	18,747	15,874

Total current liabilities	69,089	72,337
Long-term debt	712,967	713,129
Other liabilities	38,466	40,363

Total liabilities	820,522	825,829

Stockholder’s equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2011 and June 30, 2012	—	—
Additional paid-in capital	638,445	638,798
Accumulated other comprehensive (loss)	(1,266)	(1,059)
Accumulated deficit	(370,279)	(382,873)

Total stockholder’s equity	266,900	254,866

Total liabilities and stockholder’s equity	$1,087,422	$1,080,695

ACCELLENT INC.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2012	June 30, 2011	June 30, 2012

Net income (loss)	$1,011	$(5,608)	$(7,160)	$(12,594)
Interest expense, net	17,179	17,259	34,428	34,501
Provision for income taxes	523	1,201	2,488	2,123
Depreciation and amortization	9,606	10,047	19,047	20,130

EBITDA (1)	$28,319	$22,899	$48,803	$44,160

Adjustments:
Stock-based compensation – employees	242	142	490	182
Stock-based compensation – non-employees	22	22	45	45
Employee severance and relocation	479	555	814	1,370
Restructuring expenses	—	1,486	—	1,838
Executive recruiting costs	43	—	264	—
Plant closure costs	—	154	—	323
Currency translation (gain) loss	687	906	2,707	721
(Gain) loss on disposal of assets	47	(33)	47	(34)
Other taxes	56	109	246	315
Management fees to stockholder	319	335	638	670

Adjusted EBITDA (1)	$30,214	$26,575	$54,054	$49,590

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.